UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2015

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583 (855) 855-4253
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Asset Purchase Agreement

On November 19, 2015, Galena Biopharma, Inc. (the “Company”) and Sentynl Therapeutics Inc., a Delaware corporation (“Sentynl”), entered into and closed upon an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to Sentynl and Sentynl agreed to purchase from the Company, certain assets of the Company related to and including its Abstral® (fentanyl) sublingual tablets product (“Abstral”). The assets sold and assigned to Sentynl pursuant to the Purchase Agreement included all of the Company’s rights and interests in the Asset Purchase Agreement by and between the Company and Orexo AB (“Orexo”) dated March 15, 2013, and the License Agreement by and between the Company and Orexo dated March 18, 2013 (collectively, the “Orexo Agreements”). The Company’s future obligations under the Orexo Agreements were assumed by Sentynl pursuant to such assignment. The Purchase Agreement further provides that the Company will continue to be responsible for any pre-closing liabilities and obligations related to Abstral, as well for certain channel liabilities related to Abstral for a period of time post-closing.

The total potential consideration payable to the Company under the Purchase Agreement is $12 million, comprised of an $8 million upfront payment and up to an aggregate of $4 million in future sales milestones based on certain net sales achievements by Sentynl.

The Purchase Agreement also includes customary representations, warranties, covenants and indemnities by Sentynl and the Company. The above description of the material terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

There is no material relationship between the Company and Sentynl other than in respect of the Purchase Agreement and the transactions contemplated thereby.

Item 1.02	Termination Of A Material Definitive Agreement

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.02. As described above under Item 1.01, in connection with the transactions contemplated by the Purchase Agreement, the Company assigned to Sentynl all of its rights to and interests in the Orexo Agreements. In connection with such assignment, Orexo released the Company from any future liabilities and obligations under the Orexo Agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated November 20, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	November 20, 2015	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer